UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 4, 2024

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 4, 2024, Talen Energy Corporation (the “Company”) executed an agreement (the “Repurchase Agreement”) to repurchase (the “Repurchase”) at least $600 million (up to a $1.0 billion maximum) in aggregate purchase price of shares of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), from affiliates of Rubric Capital Management LP (collectively, “Rubric”). Immediately prior to execution of the Repurchase Agreement, Rubric held approximately 22.3% of the Company’s outstanding Common Stock.
The Repurchase is priced at a 4% discount to a 15-day volume-weighted average price prior to the closing of the Repurchase and is conditioned on the completion of the Financing (as defined below). The Repurchase Agreement contains customary terms for this type of transaction, including but not limited to mechanics for determining the final share count and corresponding consideration to be delivered at closing, other closing mechanics, termination provisions and various acknowledgments, representations and warranties. The Repurchase is incremental to the Company’s previously announced share repurchase program, which will have approximately $1.2 billion of remaining capacity available through 2026 after the Company closes the Repurchase.
The proceeds from the Financing will be used, together with cash on hand, to fund the Repurchase, and both transactions are expected to close before December 31, 2024. Subject to market demand, the Company may increase the size of the Financing and use the additional proceeds to purchase additional shares of common stock from Rubric on the same terms as described above, or for general corporate purposes.
This description of the Repurchase Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Item 7.01. Regulation FD Disclosure.
On December 5, 2024, the Company issued a press release announcing (i) its launch of a $600 million incremental term loan B financing (the “Financing”) and the expected replacement of its existing term loan C facility with a new letter of credit facility and (ii) the Repurchase described in Item 1.01 of this Current Report on Form 8-K (this “Report”). A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.
The information under this Item 7.01 and in Exhibit 99.1 to this Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.1 to this Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated December 5, 2024.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	December 5, 2024	By:	/s/ Terry L. Nutt
		Name:	Terry L. Nutt
		Title:	Chief Financial Officer
2